EXHIBIT 10.2

AMERICAN ITALIAN PASTA COMPANY
RESTRICTED STOCK AWARD AGREEMENT
 FOR SENIOR VICE PRESIDENTS AND ABOVE

This Restricted Stock Award Agreement (the “Agreement”) is made this ____ day of _________, 200_ to ___________________ (the “Grantee”) and evidences the grant by American Italian Pasta Company, a Delaware corporation (the “Company”) of a Restricted Stock Award (the “Award”) to the Grantee on the date hereof (the “Date of Grant”).  By accepting the Award, the Grantee agrees to be bound in accordance with the provisions of the American Italian Pasta Company 2000 Equity Incentive Plan, as amended (the “Plan”).  Capitalized terms not defined herein shall have the meaning as used in the Plan.

1.           Shares Awarded and Restrictions on Shares.  The Grantee is hereby awarded the following number of shares (the “Restricted Shares”) of the Company’s Class A Convertible Common Stock, $.001 par value, subject to forfeiture and to the restriction on the rights of sale and transfer set forth in this document and further subject to the terms and conditions of the Plan, the provisions of which are hereby incorporated in this document by reference:

Number of restricted shares: ________________

2.           Sale or Transfer Restrictions.  Except as set forth in paragraph 6 below, all Restricted Shares shall be held by the Grantee without the rights of sale or transfer, and are subject to forfeiture as provided in paragraph 3, below, until the dates shown on the schedule below, when such restrictions shall lapse:

Restrictions Lapse as to Restricted Shares	As of this date

3.           Employment Requirement.  Except as provided in Paragraph 6, below, in the event of Grantee’s Termination of Service prior to any date specified in Paragraph 2, above, the Restricted Shares for which restrictions shall not have lapsed will be forfeited by the Grantee and become the property of the Company.

4.           Issuance of Restricted Shares.  Restricted Shares will be issued in a nominee account with the Grantee being named the beneficial owner, except that the nominee shall be instructed to follow the sale and transfer requirements set forth in the Plan and this Award. When the prohibited sale and transfer restrictions lapse under Paragraph 2, above, with respect to all or a portion of the Restricted Shares, provided the Restricted Shares have not been forfeited under Paragraph 3, above, the Company shall prepare and deliver to the Grantee a stock certificate for the Restricted Shares.

5.           Voting and Other Rights of Restricted Shares.  Upon the issuance of the Restricted Shares, the Grantee shall have all of the rights of a stockholder of the Company, including the right to receive dividends and to vote the Restricted Shares until such shares may have been forfeited to the Company as provided in Paragraph 3, above.  Notwithstanding the foregoing, in the event of any stock dividend, stock split, division of shares or other corporate structure change which results in the issuance of additional shares with respect to Restricted Shares, such shares shall be held by the Company and shall become Restricted Shares and subject to all restrictions and terms and conditions applicable to the Restricted Shares with respect to which they were issued.

6.           Acceleration of Release of Restrictions.  The forfeiture and prohibited sale and transfer restrictions on the Restricted Shares under Paragraphs 2 and 3, above, shall immediately lapse on the earliest of the following:

(a)           The Grantee’s date of death;

(b)           The Disability of the Grantee; or

(c)           The eligibility for normal or early retirement of the Grantee under the terms of the retirement plan maintained by the Company or any Subsidiary in which the Grantee participates, or if no such plan is maintained, the Grantee’s reaching age 65.

7.           Authorized Leave.  For purposes hereof, an authorized leave of absence (authorized by the Company or a Subsidiary to the Grantee in writing) shall not be deemed a Termination of Service hereunder.

8.           Taxes.  Upon recognition of income by the Grantee with respect to the Award hereunder, the Company shall withhold taxes pursuant to Section 11 of the Plan.  The Grantee will be solely responsible for any federal, state or local income or earnings taxes imposed in connection with the granting or vesting of the Restricted Shares or the delivery of such shares pursuant thereto, and the Grantee authorizes the Company or any Subsidiary to make any withholding for taxes which the Company or any Subsidiary deems necessary or proper in connection therewith, including but not limited to the withholding of Restricted Shares pursuant to Section 11.2 of the Plan.  The Company may allow the Grantee to choose the method for payment of withholding for taxes, either in cash or in Shares in accordance with Section 11.2 of the Plan, or make such choice in its sole discretion.  If any tax withholding obligation of the Company with respect to the Restricted Shares is satisfied by having Shares withheld, the value of such Shares will be limited to an amount that does not exceed the minimum statutory withholding required by federal (including FICA), state and local tax authorities, including the Grantee’s share of payroll taxes that are applicable to such supplemental taxable income.

9.           Changes in Circumstances.  It is expressly understood and agreed that the Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the Restricted Shares after the date hereof.

10.           No Conflict.  In the event of a conflict between this Award and the Plan, the provisions of the Plan shall govern.

11.           Governing Law.  This Award shall be governed under the laws of the State of Delaware.

12.           Effect of a Change in Control.  A Change in Control (as defined in the Plan) shall not accelerate the vesting of the Restricted Shares under paragraph 2.  The terms of the Company’s Amended and Restated Severance Plan for Senior Vice Presidents and Above (the “Severance Plan”) shall control in the event of a change in control as defined in the Severance Plan.

13.           Investment Representation. The Grantee agrees that the Restricted Shares are being acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or other applicable securities laws. If the Board of Directors or Committee so determines, any stock certificates issued with respect to the Restricted Shares shall bear a legend to the effect that the shares have been so acquired and may only be transferred upon registration or under an applicable exemption. The Company may, but in no event shall be required to, bear any expenses of complying with the Securities Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of the Restricted Shares. The foregoing restrictions on the transfer of the Restricted Shares shall be inoperative if (a) the Company previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Securities Act or other applicable laws or (b) the Restricted Shares shall have been duly registered in compliance with the Securities Act and other applicable securities laws. If the Restricted Shares are registered under the Securities Act, the Grantee agrees that he will not make a public offering of the said shares except on a national securities exchange on which the Shares of the Company are then listed.

14.           Early Termination.  Notwithstanding the foregoing provisions of paragraph 2 or any other provision of this Agreement, the Committee, in its sole discretion, may, only with respect to any unvested portion of Restricted Shares, reduce the number of Restricted Shares or forfeit all remaining unvested Restricted Shares in their entirety if the Grantee (a) takes other employment or renders services to others without the written consent of the Company; or (b) conducts himself or herself in a manner that the Committee, in its sole discretion, deems has adversely affected or may adversely affect the Company.  The Grantee will not be entitled to any remuneration or compensation whatsoever for the loss of all or a portion of the Restricted Shares if the number of Restricted Shares is reduced, or if the Restricted Shares are forfeited entirely, pursuant to this paragraph.

AMERICAN ITALIAN PASTA COMPANY

By:	/s/
Name
Title

ACKNOWLEDGMENT

The undersigned Grantee acknowledges that he or she understands and agrees to be bound by each of the terms and conditions of this Award.

_________________________________
Grantee